Exhibit 99.1
Sept. 24, 2010
DTE Energy board elects Anderson CEO; Earley becomes executive board chairman
Longtime working relationship between the two ensures seamless transition, company officials say
DETROIT – DTE Energy President and Chief Operating Officer Gerard M. Anderson will become president and chief executive officer beginning Oct. 1, taking the reins from Anthony F. Earley Jr., who has been Anderson’s mentor for the past decade.
The DTE Energy board of directors elected Anderson to the post yesterday afternoon. Anderson, 52, has assumed increasing responsibility for key business functions over the last few years and was elected to the board last year.
Earley, 61, will have the title of executive chairman of the board and continue as a full-time employee of the company, with particular responsibility for relationships with external constituents.
“The board has been preparing for this change for several years, and we are both gratified and delighted to have the talent within our company required to guide DTE Energy well into the future,” Earley said. “Gerry is one of the most talented executives I have ever had work for me, and I look forward to seeing him take on even more responsibility at DTE Energy.”
Anderson has served as DTE Energy president and chief operating officer since 2005. He first came to the company in 1993 as vice president of non-utility businesses. He became executive vice president of DTE Energy in 1997, directing the company’s power generation, power marketing, fuel supply and marketing activities. He was named president of DTE Energy in 2004 and assumed chief operating officer responsibilities in 2005. Gerry Anderson Bio
“I am grateful that the DTE Energy board has the confidence in me to lead this company through the challenges of the current economy and the demands of the evolving energy industry,” Anderson said. “DTE Energy is involved daily in one of the most pressing challenges our state and our nation face – developing sustainable sources of energy that also enhance our nation’s energy security. And we are keenly focused on meeting that challenge in a way that is affordable for our customers.
“DTE Energy’s priorities will remain the same. We are pushing hard to improve the quality of our operations and the service we provide customers. We will remain involved in the communities we serve. We are investing heavily in Michigan and in the broader region. And our employees take great pride in being a Michigan-headquartered company that has an important role to play in renewing the prosperity of our state,” he said.
Anderson will report directly to the board. Earley will advise Anderson on strategic planning activities and share responsibility for community and governmental relations and other external issues.
Eugene Miller, retired chairman and CEO of Comerica Inc. and presiding director of the DTE Energy board of directors, said, “We are extremely fortunate to have two leaders of the caliber of Gerry and Tony. Gerry is a supremely talented, committed and hard working member of the DTE Energy leadership team, and we are confident in his ability to lead the company in this challenging marketplace.”

Earley joined DTE Energy in 1994 and has been CEO and chairman of the board since 1998. He was president and COO from 1994 through 1998. Tony Earley Bio
Anderson has extensive experience in strategic planning and corporate and business development, and broad experience managing capital intensive industries. Prior to joining DTE Energy, he was a senior consultant at McKinsey and Co. Inc., specializing in the energy sector and financial institutions.
He has a bachelor’s degree in civil engineering from the University of Notre Dame, and earned a master of business administration degree and a master of public policy degree from the University of Michigan.  He is a director of The Andersons Inc., a company providing agricultural industry products and services, and a director of many community and nonprofit organizations.
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan; MichCon, a natural gas utility serving 1.2 million customers in Michigan; and other non-utility energy businesses focused on gas storage and pipelines, unconventional gas production, power and industrial projects, and energy trading. Information about DTE Energy is available at www.dteenergy.com and at www.twitter.com/dte_energy.
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For further information, members of the media may contact:
Len Singer (313) 235-8809
Scott Simons (313) 235-8808

DTE Energy Company
One Energy Plaza, Detroit, MI 48226-1279
Biography
Gerard M. Anderson
President & Chief Executive Officer
DTE Energy
Effective Oct. 1, 2010, Gerard M. Anderson, 52, will become president and chief executive officer of DTE Energy (NYSE:DTE), a Detroit-based diversified energy company. DTE Energy owns Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan and Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 550 communities throughout Michigan. DTE Energy also owns several nationwide non-utility companies engaged in providing energy services to large industrial customers, the transportation and storage of fuels such as natural gas and coal, energy trading and the development of unconventional gas resources.
Anderson joined DTE Energy as vice president of non-utility business in 1993. As chief executive officer of DTE Biomass Energy, DTE Energy Services and DTE Coal Services, he led efforts to expand the company’s landfill gas power generation business, to supply projects and services to large industrial, institutional and commercial clients, and to provide coal and transportation services to utilities and industrial customers. In April 1997, he became executive vice president, DTE Energy, where he directed the company’s power generation, power marketing, fuel supply and marketing activities.
He was named president of DTE Energy in 2004 and assumed the responsibilities of chief operating officer in 2005. He has been the architect and leader of the company’s strategy to focus on cost and operational excellence in the utility businesses and develop its non-regulated businesses.
Prior to joining DTE Energy, Anderson was a senior consultant at McKinsey & Co., Inc., an international management consulting firm, from 1988 to 1993. There he worked closely with clients’ senior management, focusing on the energy sector and financial institutions. From 1986 through 1987, he was employed with an economic forecasting group, The Research Seminar in Quantitative Economics, and the U.S. Congressional Budget Office. Anderson also worked at R.T.K.L Associates, Inc. and The Collaborative, Inc., serving as an engineer and project manager for these two architectural/engineering firms from 1981 to 1985.
Anderson earned a bachelor of science degree in civil engineering at the University of Notre Dame. He also earned a master of business administration degree and a master of public policy degree from the University of Michigan.
Anderson is the former chairman of the Center for Energy and Economic Development and the EEI Committee on Environment. He is a member of the board of directors of The Andersons, a diversified public company focused on agricultural markets. He also is involved in various local community and civic activities, serving on the board of trustees of The Nature Conservancy, Michigan chapter; chairman of the Michigan Greenways Initiative; and as a member of the executive committee of The Parade Company. He also serves on The Henry Ford board of trustees, the board of Business Leaders for Michigan and the corporate advisory board of the University of Michigan Ross School of Business.

DTE Energy Company
One Energy Plaza, Detroit, MI 48226-1279
Biography
Anthony F. Earley Jr.
Executive Chairman of the Board, DTE Energy
Effective Oct. 1, 2010, Anthony F. Earley, 61, will become executive chairman of the board of DTE Energy (NYSE: DTE), a Detroit-based diversified energy company. DTE Energy owns Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan and Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 550 communities throughout Michigan. DTE Energy also owns several nationwide non-utility companies engaged in providing energy services to large industrial customers, the transportation and storage of fuels such as natural gas and coal, energy trading and the development of unconventional gas resources.
Earley has served in many leadership positions in the utility industry. As chairman of the Edison Electric Institute (EEI), the trade association of investor utilities, he was actively involved in the development of national policies on energy, the environment and climate change issues. As a former Chair of the Nuclear Energy Institute, he has played an active role in revitalizing the nuclear industry in the United States.
Earley joined DTE Energy as president and chief operating officer in March 1994. He served as chairman and chief executive officer of the company from 1998 until September 2010. In 2010, he stepped down as CEO and remains as executive chairman. From 1989-1994, Earley was president and chief operating officer of the Long Island Lighting Co. (LILCO), an electric and gas utility in New York. Prior to 1989, he served LILCO in several other positions, including executive vice president and general counsel. Earley joined LILCO in 1985 from the law firm of Hunton & Williams, where he had been a partner in that firm’s energy and environmental team.
Earley earned a bachelor of science degree in physics, a master of science degree in engineering and a law degree, all from the University of Notre Dame. He served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer.
Earley serves on the board of directors of Ford Motor Company, MASCO Corporation, the Nuclear Energy Institute, Business Leaders for Michigan (formerly Detroit Renaissance), United Way for Southeastern Michigan and Cornerstone Schools. He is chairman of the board of Henry Ford Health Systems, and serves on the advisory board for the College of Engineering for the University of Notre Dame and the listed member advisory board for the New York Stock Exchange.